UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 19, 2008

II-VI Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

0-16195	25-1214948
(Commission File Number)	(IRS Employer Identification No.)

375 Saxonburg Boulevard, Saxonburg, Pennsylvania	16056
(Address of Principal Executive Offices)	(Zip Code)

(724) 352-4455

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 19, 2008, II-VI Incorporated (Nasdaq: IIVI) (“II-VI” or the “Company”) entered into Amended and Restated Employment Agreements with Francis J. Kramer, President and Chief Executive Officer, and Vincent D. Mattera, Jr., Vice President Compound Semiconductor Group. A copy of these Amended and Restated Employment Agreements are filed as Exhibits 10.1 and 10.2, respectively, to this report and incorporated herein by reference. In addition, on September 19, 2008 the Company entered into Employment Agreements with Craig A. Creaturo, Chief Financial Officer and Treasurer, and James Martinelli, Vice President Military & Materials Businesses. A copy of these Employment Agreements are filed as Exhibits 10.3 and 10.4, respectively, to this report and incorporated herein by reference.

Each of these employment agreements contain provisions regarding confidentiality, intellectual property, non-competition and non-solicitation.

The following are a summary of certain provisions of each of these employment agreements:

Francis J. Kramer

Pursuant to the terms of his Amended and Restated Employment Agreement, Mr. Kramer will receive an annual base salary of $433,000 and will be eligible for cash and other bonuses in the discretion of the Company. Mr. Kramer also will be eligible to participate in the full range of benefits offered to other Company employees, and will be eligible to participate in the Company’s 2005 Omnibus Incentive Plan. Mr. Kramer will also receive an enhanced life insurance and long-term disability benefit. If Mr. Kramer’s Amended and Restated Employment Agreement is terminated by the Company without “cause,” by Mr. Kramer for “good reason” (each as defined in Mr. Kramer’s Amended and Restated Employment Agreement), in the event of death or permanent disability, or in connection with a change of control of the Company (as defined in Mr. Kramer’s Amended and Restated Employment Agreement), Mr. Kramer will be entitled to cash severance payments based on formulas set forth in Mr. Kramer’s Amended and Restated Employment Agreement. The payment of severance is conditioned on the execution by Mr. Kramer of a release of liability in favor of the Company. Severance payments are not subject to any tax gross-up.

Vincent D. Mattera, Jr.

Pursuant to the terms of his Amended and Restated Employment Agreement, Dr. Mattera will receive an annual base salary of $208,500 and will be eligible for cash and other bonuses in the discretion of the Company. Dr. Mattera also will be eligible to participate in the full range of benefits offered to other Company employees, and will be eligible to participate in the Company’s 2005 Omnibus Incentive Plan. If Dr. Mattera’s Employment Agreement is terminated (i) by the Company without “cause,” or (ii) by the Company for any reason or by Dr. Mattera for “good reason” in each case in connection with a change of control of the Company (each as defined in Dr. Mattera’s Employment Agreement), Dr. Mattera will be entitled to cash severance payments based on formulas set forth in Dr. Mattera’s Employment Agreement. The payment of severance is conditioned on the execution by Dr. Mattera of a release of liability in favor of the Company. Severance payments are not subject to any tax gross-up.

Craig A. Creaturo

Pursuant to the terms of his Employment Agreement, Mr. Creaturo will receive an annual base salary of $205,000 and will be eligible for cash and other bonuses in the discretion of the Company. Mr. Creaturo also will be eligible to participate in the full range of benefits offered to other Company employees, and will be eligible to participate in the Company’s 2005 Omnibus Incentive Plan. If Mr. Creaturo’s Employment Agreement is terminated (i) by the Company without “cause,” or (ii) by the Company for any reason or by Mr. Creaturo for “good reason” in each case in connection with a change of control of the Company (each as defined in Mr. Creaturo’s Employment Agreement), Mr. Creaturo will be entitled to cash severance payments based on formulas set forth in Mr. Creaturo’s Employment Agreement. The payment of severance is conditioned on the execution by Mr. Creaturo of a release of liability in favor of the Company. Severance payments are not subject to any tax gross-up.

James Martinelli

Pursuant to the terms of his Employment Agreement, Mr. Martinelli will receive an annual base salary of $188,000 and will be eligible for cash and other bonuses in the discretion of the Company. Mr. Martinelli also will be eligible to participate in the full range of benefits offered to other Company employees, and will be eligible to participate in the Company’s 2005 Omnibus Incentive Plan. If Mr. Martinelli’s Employment Agreement is terminated (i) by the Company without “cause,” or (ii) by the Company for any reason or by Mr. Martinelli for “good reason” in each case in connection with a change of control of the Company (each as defined in Mr. Martinelli’s Employment Agreement), Mr. Martinelli will be entitled to cash severance payments based on formulas set forth in Mr. Martinelli’s Employment Agreement. The payment of severance is conditioned on the execution by Mr. Martinelli of a release of liability in favor of the Company. Severance payments are not subject to any tax gross-up.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement by and between II-VI Incorporated and Francis J. Kramer dated September 19, 2008

Exhibit 10.2	Amended and Restated Employment Agreement by and between II-VI Incorporated and Vincent D. Mattera, Jr. dated September 19, 2008

Exhibit 10.3	Employment Agreement by and between II-VI Incorporated and Craig A. Creaturo dated September 19, 2008

Exhibit 10.4	Employment Agreement by and between II-VI Incorporated and James Martinelli dated September 19, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

II-VI INCORPORATED
(Registrant)

Date: September 24, 2008	By:	/s/ Francis J. Kramer
Francis J. Kramer
President and Chief Executive Officer

Date: September 24, 2008	By:	/s/ Craig A. Creaturo
Craig A. Creaturo
Chief Financial Officer and Treasurer